UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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Phibro Animal Health Corporation

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Phibro Animal Health Corporation
Glenpointe Centre East, 3rd Floor
300 Frank W. Burr Blvd., Ste 21
Teaneck, NJ 07666
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To be held at 9:00 A.M. Eastern Time on Monday, November 10, 2014
Dear Stockholder:
The 2014 annual meeting of stockholders (the “Annual Meeting”) of Phibro Animal Health Corporation, a Delaware corporation (the “Company”), will be held at 9:00 A.M. Eastern Time on Monday, November 10, 2014, at the Teaneck Marriott at Glenpointe located at 100 Frank W. Burr Blvd., Teaneck, NJ 07666.
The purposes of the Annual Meeting, as more fully described in the accompanying proxy statement, are:
1.
  To elect two Class I Directors to serve until the 2017 annual meeting of stockholders and until their successors are duly elected and qualified;
2.
  To ratify the selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm for our fiscal year ending June 30, 2015; and
3.
  To transact any such other business as may properly come before the Annual Meeting or any adjournments or postponements thereof.
Our Board of Directors (the “Board of Directors” or “Board”) has fixed the close of business on September 15, 2014 (the “Record Date”) as the record date for the Annual Meeting. Only stockholders of record on the Record Date are entitled to notice of and to vote at the Annual Meeting. Further information regarding voting rights and the matters to be voted upon is presented in the accompanying proxy statement. You may vote in person at the Annual Meeting or by mailing a proxy card, if you have requested one.
This proxy statement and our annual report can be accessed directly at the following internet address: http://www.astproxyportal.com/ast/18918. The Company began mailing its Notice of Internet Availability of Proxy Materials, proxy statement and the 2014 Annual Report on Form 10-K and proxy card/voting instruction form to stockholders on September 24, 2014.
Whether or not you plan to attend the Annual Meeting, we hope you will vote as soon as possible. We appreciate your continued support of Phibro Animal Health Corporation.
By order of the Board of Directors,

Thomas G. Dagger
Senior Vice President, General Counsel and
Corporate Secretary
September 24, 2014

i

ii

PHIBRO ANIMAL HEALTH CORPORATION
PROXY STATEMENT
FOR 2014 ANNUAL MEETING OF STOCKHOLDERS
To Be Held at 9:00 A.M. Eastern Time on Monday, November 10, 2014
This proxy statement and the enclosed form of proxy are furnished in connection with the solicitation of proxies by our Board of Directors (the “Board of Directors” or “Board”) for use at the 2014 annual meeting of stockholders of Phibro Animal Health Corporation., a Delaware corporation, and any postponements, adjournments or continuations thereof (the “Annual Meeting”). The Annual Meeting will be held on Monday, November 10, 2014 at 9:00 A.M. Eastern Time, at the Teaneck Marriott at Glenpointe located at 100 Frank W. Burr Blvd., Teaneck, NJ 07666. The Notice of Internet Availability of Proxy Materials (the “Notice”), containing instructions on how to access this proxy statement and our annual report, is first being mailed on or about September 24, 2014 to all stockholders of record as of September 15, 2014 (the “Record Date”). Only stockholders of record as of the Record Date will be entitled to vote at the Annual Meeting.
The information provided in the “question and answer” format below is for your convenience only and is merely a summary of the information contained in this proxy statement. You should carefully read this proxy statement in its entirety. Information contained on, or that can be accessed through, our website is not intended to be incorporated by reference into this proxy statement and references to our website address in this proxy statement are inactive textual references only. As used in this proxy statement, the terms “Phibro,” “Company,” “we,” “us,” and “our” mean Phibro Animal Health Corporation and its subsidiaries unless the context indicates or requires otherwise.
Why am I receiving these proxy materials?
Our Board of Directors is providing these proxy materials to you in connection with the solicitation of proxies for use at the Annual Meeting to be held on Monday, November 10, 2014 at 9:00 A.M. Eastern Time, and at any adjournment or postponement thereof, for the purpose of considering and acting upon the matters set forth herein. The notice of Annual Meeting, this proxy statement and accompanying form of proxy card are being made available to you on or about September 24, 2014. This proxy statement includes information that we are required to provide to you under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules promulgated by the Securities and Exchange Commission (“SEC”) and that is designed to assist you in voting your shares.
What is included in the proxy materials?
The proxy materials include:
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  this proxy statement for the Annual Meeting;
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  our 2014 Annual Report to Stockholders, which consists of our Annual Report on Form 10-K for the fiscal year ended June 30, 2014; and
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  the proxy card or a voting instruction form for the Annual Meeting, if you have requested that the proxy materials be mailed to you.
How can I get electronic access to the proxy materials?
The Company’s proxy materials are available at http://www.astproxyportal.com/ast/18918.
What information is contained in this proxy statement?
The information in this proxy statement relates to the proposals to be voted on at the Annual Meeting, the voting process, the compensation of our Directors and certain of our executive officers, corporate governance, and certain other required information.
Where is the Annual Meeting?
The Annual Meeting will be held at the Teaneck Marriott at Glenpointe located at 100 Frank W. Burr Blvd., Teaneck, NJ 07666. The telephone number at that location is +1 (201) 836-0600.

Can I attend the Annual Meeting?
You are invited to attend the Annual Meeting if you were a stockholder of record or a beneficial owner as of the Record Date. Admission will begin at 8:30 A.M. Eastern Time on the date of the Annual Meeting, and you must present valid picture identification such as a driver’s license or passport and, if asked, provide proof of stock ownership as of the Record Date. The use of mobile phones, pagers, recording or photographic equipment, tablets and/or computers is not permitted at the Annual Meeting. The meeting will begin promptly at 9:00 A.M. Eastern Time. Stockholders may request directions to the Teaneck Marriott at Glenpointe in order to attend the Annual Meeting by calling +1 (201) 329-7334.
What matters am I voting on?
You will be voting on:
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  the election of two Class I Directors to serve until the 2017 annual meeting of stockholders and until their successors are duly elected and qualified;
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  a proposal to ratify the selection of PricewaterhouseCoopers LLP (“PwC”) as our independent registered public accounting firm for our fiscal year ending June 30, 2015; and
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  any other business as may properly come before the Annual Meeting.
How does the Board of Directors recommend I vote on these proposals?
Our Board of Directors recommends a vote:
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  “FOR” the election of Daniel M. Bendheim and Sam Gejdenson as Class I Directors; and
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  “FOR” the ratification of the selection of PwC as our independent registered public accounting firm for our fiscal year ending June 30, 2015.
Who is entitled to vote?
Holders of our Class A common stock and Class B common stock as of the close of business on the Record Date may vote at the Annual Meeting. As of the Record Date, there were 17,442,953 shares of our Class A common stock outstanding and 21,512,275 shares of our Class B common stock outstanding. Our Class A common stock and Class B common stock are entitled to 1 and 10 votes per share, respectively. In deciding all matters at the Annual Meeting, each eligible stockholder of Class A common stock will be entitled to one vote for each share of our Class A common stock held by him or her on the Record Date and each eligible stockholder of Class B common stock will be entitled to ten votes for each share of our Class B common stock held by him or her on the Record Date. We do not have cumulative voting rights for the election of Directors.
Registered Stockholders.   If shares of our common stock are registered directly in your name with our transfer agent, you are considered the stockholder of record with respect to those shares, and the Notice was provided to you directly by us. As the stockholder of record, you have the right to grant your voting proxy directly to the individuals listed on the proxy card or to vote in person at the Annual Meeting.
Street Name Stockholders.   If shares of our common stock are held on your behalf in a stock brokerage account or by a bank or other nominee, you are considered the beneficial owner of those shares held in “street name,” and the Notice was forwarded to you by your broker or nominee, who is considered the stockholder of record with respect to those shares. As the beneficial owner, you have the right to direct your broker or nominee how to vote your shares. Beneficial owners are also invited to attend the Annual Meeting. However, since a beneficial owner is not the stockholder of record, you may not vote your shares of our common stock in person at the Annual Meeting unless you follow your broker’s procedures for obtaining a legal proxy. If you request a printed copy of our proxy materials by mail, your broker or nominee will provide a voting instruction card for you to use. Throughout this proxy, we refer to stockholders who hold their shares through a broker, bank or other nominee as “street name stockholders.”

How many votes are needed for approval of each proposal?
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  Proposal No. 1:   The election of Directors requires a plurality vote of the shares of our Class A common stock and Class B common stock present in person or by proxy at the Annual Meeting and entitled to vote thereon, voting together as one class, to be approved. “Plurality” means that the nominees who receive the largest number of votes cast “for” are elected as Directors. As a result, any shares not voted “for” a particular nominee (whether as a result of stockholder abstention or a broker non-vote) will not be counted in such nominee’s favor and will have no effect on the outcome of the election. You may vote “for” or “withhold” on each of the nominees for election as a Director.
•
  Proposal No. 2:   The ratification of the selection of PwC requires the affirmative vote of a majority of the shares of our Class A common stock and Class B common stock present in person or by proxy at the Annual Meeting and entitled to vote thereon, voting together as one class. Abstentions are considered votes present and entitled to vote on this proposal, and thus, will have the same effect as a vote “against” the proposal. Broker non-votes will have no effect on the outcome of this proposal.
What is a quorum?
A quorum is the minimum number of shares required to be present at the Annual Meeting for the Annual Meeting to be properly held under our amended and restated bylaws and Delaware law. The presence, in person or by proxy, of a majority in voting power of all issued and outstanding shares of our Class A common stock and Class B common stock entitled to vote at the Annual Meeting will constitute a quorum at the Annual Meeting. Abstentions, withheld votes and broker non-votes are counted as shares present and entitled to vote for purposes of determining a quorum.
How do I vote?
If you are a stockholder of record, there are two ways to vote:
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  by completing and mailing your proxy card; or
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  by written ballot at the Annual Meeting.
If you are a street name stockholder, you will receive voting instructions from your broker, bank or other nominee. You must follow the voting instructions provided by your broker, bank or other nominee in order to instruct your broker, bank or other nominee on how to vote your shares. Street name stockholders should generally be able to vote by returning an instruction card, or by telephone or on the internet. However, the availability of telephone and internet voting will depend on the voting process of your broker, bank or other nominee. As discussed above, if you are a street name stockholder, you may not vote your shares in person at the Annual Meeting unless you obtain a legal proxy from your broker, bank or other nominee.
Can I change my vote?
Yes. If you are a stockholder of record, you can change your vote or revoke your proxy by:
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  returning a later-dated proxy card before the Annual Meeting;
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  notifying the Corporate Secretary of Phibro Animal Health Corporation in writing, which notification must be received prior to the Annual Meeting, at Phibro Animal Health Corporation, Glenpointe Centre East, 3rd Floor, 300 Frank W. Burr Blvd., Ste 21, Teaneck, NJ 07666; or
•
  completing a written ballot at the Annual Meeting.
If you are a street name stockholder, your broker, bank or other nominee can provide you with instructions on how to change your vote.
What is the effect of giving a proxy?
Proxies are solicited by and on behalf of our Board of Directors. Thomas G. Dagger and Richard G. Johnson have been designated as proxies by our Board of Directors. When proxy cards are properly dated,

validly executed and returned, the shares represented by such proxy cards will be voted at the Annual Meeting in accordance with the instructions of the stockholder. If no specific instructions are given, however, the shares will be voted in accordance with the recommendations of our Board of Directors as described above. If any matters not described in this proxy statement are properly presented at the Annual Meeting, the proxy holders will use their own judgment to determine how to vote the shares. If the Annual Meeting is adjourned, the proxy holders can vote the shares on the new Annual Meeting date as well, unless you have properly revoked your proxy instructions, as described above.
Why did I receive a Notice of Internet Availability of Proxy Materials instead of a full set of proxy materials?
In accordance with the rules of the SEC, we have elected to furnish our proxy materials, including this proxy statement and our annual report, primarily via the internet. The Notice containing instructions on how to access our proxy materials is first being mailed on or about September 24, 2014 to all stockholders entitled to vote at the Annual Meeting. Stockholders may request to receive all future proxy materials in printed form by mail by following the instructions contained in the Notice. We encourage stockholders to take advantage of the availability of our proxy materials on the internet to help reduce the environmental impact of our annual meetings of stockholders.
How are proxies solicited for the Annual Meeting?
Our Board of Directors is soliciting proxies for use at the Annual Meeting. All expenses associated with this solicitation will be borne by us. We will reimburse brokers or other nominees for reasonable expenses that they incur in sending our proxy materials to you if a broker or other nominee holds shares of our common stock on your behalf.
How may my brokerage firm or other intermediary vote my shares if I fail to provide timely directions?
Brokerage firms and other intermediaries holding shares of our common stock in street name for customers are generally required to vote such shares in the manner directed by their customers. In the absence of timely directions, your broker will have discretion to vote your shares on our “routine matters”. Our sole “routine matter” is Proposal 2, the proposal to ratify the selection of PwC as our auditor for the fiscal year ended June 30, 2015. Your broker will not have discretion to vote on the election of Directors, which is a “non-routine” matter absent direction from you.
Where can I find the voting results of the Annual Meeting?
We will announce preliminary voting results at the Annual Meeting. We will also disclose voting results on a Current Report on Form 8-K that we will file with the SEC within four business days after the Annual Meeting. If final voting results are not available to us in time to file a Current Report on Form 8-K within four business days after the Annual Meeting, we will file a Current Report on Form 8-K to publish preliminary results and will provide the final results in an amendment to such Current Report on Form 8-K as soon as they become available.
Is my vote confidential?
Proxy instructions, ballots and voting tabulations that identify individual stockholders are handled in a manner that protects your voting privacy. Your vote will not be disclosed either within Phibro or to third parties, except as necessary to meet applicable legal requirements, to allow for the tabulation of votes and certification of the vote, or to facilitate a successful proxy solicitation.
Who will serve as inspector of elections?
The inspector of elections will be Thomas G. Dagger, who is the Senior Vice President, General Counsel and Corporate Secretary of Phibro Animal Health Corporation.

PROPOSAL ONE — ELECTION OF CLASS I DIRECTORS
General
Our Board of Directors may establish the authorized number of Directors from time to time by resolution. Our Board of Directors is currently comprised of eight members who are divided into three classes with staggered three-year terms. A Director serves in office until his respective successor is duly elected and qualified or until his earlier death or resignation. Our amended and restated certificate of incorporation authorizes our Board of Directors to fill vacancies on our Board of Directors until the next annual meeting of stockholders at which the Directors of the class in which such vacancy occurred will be elected. Any additional directorships resulting from an increase in the authorized number of Directors would be distributed among the three classes so that, as nearly as possible, each class would consist of one-third of the authorized number of Directors. Your proxy cannot be voted for a greater number of persons than the number of nominees named in this proxy statement.
Nominees
Two Class I Directors have been nominated for election for a three-year term expiring at our 2017 annual meeting. Our Board of Directors has approved and nominated Daniel M. Bendheim and Sam Gejdenson for election as the two Class I Directors. The term of office of each person elected as a Class I Director will continue until such Director’s term expires in 2017, or until such Director’s successor has been duly elected and qualified.
Information Regarding the Nominees and other Directors
Nominees for Class I Directors for a Term Expiring in 2017

Name	Age	Principal Occupation and Business Experience
Daniel M. Bendheim	42
Mr. Bendheim serves as a member of our Board of Directors and is our Executive Vice President, Corporate Strategy. Mr. Bendheim joined us in the Fall of 1997. He was appointed Vice President of Business Development in 2001 and was later appointed President, Performance Products in 2004, and then Executive Vice President, Corporate Strategy in March 2014. He was elected as a Director of Phibro in November 2013. Prior to joining us, Mr. Bendheim worked as an analyst at South Coast Capital, a boutique investment bank. Mr. Bendheim obtained a B.A. degree in political science with honors from Yeshiva University in 1993 and a J.D. degree with honors from Harvard Law School in 1996. Mr. Bendheim is a son of Jack C. Bendheim and, together with certain other family members, is a manager of BFI Co., LLC (“BFI”), an investment vehicle of the Bendheim family, with respect to certain economic rights pertaining to shares of our Class B common stock owned by BFI. Mr. Bendheim is qualified to serve on our Board of Directors due to his extensive management experience in all facets of the animal health and mineral nutrition and performance products businesses during his tenure with the Company and his management role within BFI.

Sam Gejdenson	66
Mr. Gejdenson has been a Director of Phibro since January 2004 and is a member of our Audit Committee and our Compensation Committee. Mr. Gejdenson is the Chairman of our Compensation Committee. Since 2001, Mr. Gejdenson has been involved in international trade through his own company, Sam Gejdenson International, where he has worked with various multi-national clients on projects in Europe, Asia and Africa. Mr. Gejdenson also presently serves on the Board of the National Democratic Institute

Name	Age	Principal Occupation and Business Experience

and as a Commissioner on the U.S. Commission for International Religious Freedom. From 1981 to 2001, Mr. Gejdenson served eastern Connecticut as a Congressman in the U.S. House of Representatives where he was the senior Democrat on the House International Relations Committee. In 1974, he was elected to the Connecticut House of Representatives, serving two terms. He received an A.S. degree from Mitchell College in New London, Connecticut in 1968 and a B.A. from the University of Connecticut in Storrs, Connecticut in 1970. Mr. Gejdenson is qualified to serve on our Board of Directors due to his understanding of our business from his service on our Board for the past ten years and his extensive knowledge of global business and governments around the world.

Incumbent Class II Directors Whose Terms Expire in 2015

Name	Age	Principal Occupation and Business Experience
Gerald K. Carlson	71
Mr. Carlson serves as a member of our Board of Directors and our Chief Operating Officer. Mr. Carlson joined us as Chief Executive Officer in May 2002, and was appointed Chief Operating Officer in March 2014. He has been a Director since 2008. Prior to joining us, Mr. Carlson served as the Commissioner of Trade and Development for the State of Minnesota from 1999 to 2001. Mr. Carlson served as Senior Vice President—Corporate Planning and Development prior to his retirement in 1998 from Ecolab Inc., a global provider of cleaning and sanitation products, systems and services. During his thirty-two year career at Ecolab, Mr. Carlson also served as Senior Vice President of International as well as Senior Vice President and General Manager—Institutional North America. Mr. Carlson is qualified to serve on our Board of Directors due to his broad experience and track record in leading and building businesses, and his strong background in corporate strategy and business development.

Mary Lou Malanoski	57
Ms. Malanoski has been a Director since May 2004. Ms. Malanoski currently serves as Vice Chair and Chief Operating Officer at Morgan Joseph TriArtisan Group, Inc., an investment bank focused on the mid-market, which she joined in July 2001 as a Managing Director and Chief Financial Officer. Ms. Malanoski became Co-Head of Investment Banking in 2008, and served as Head of Investment Banking from March 2009 through March 2012, prior to becoming Chief Operating Officer. Ms. Malanoski has also served on the Board of Directors of Morgan Joseph TriArtisan Group, Inc. since the Spring of 2008. From 1994 until 2001, Ms. Malanoski served as Managing Director and Chief Financial Officer of New Street Advisors LP, a private equity firm that she co-founded. Prior to 1994, Ms. Malanoski was a Managing Director at New Street Capital, the successor to the reorganized Drexel Burnham Lambert, where she began her career in the Corporate Finance Department. In addition to her understanding of our business from her service on our Board of Directors for the past ten years, Ms. Malanoski brings to our Board substantial management, finance and investment banking experience.

Name	Age	Principal Occupation and Business Experience
Carol A. Wrenn	53
Ms. Wrenn has been a Director since July 2010. Ms. Wrenn also serves as a member of the Audit Committee. She has been the President and founder of Sky River Helicopters, LLC, a company which provides helicopter charters, tours, commercial services and lessons, since January 2010. She previously served as an Executive Vice President and the President of the Animal Health Division at Alpharma Inc., a human and animal pharmaceutical company, from November 2001 to June 2009. From April 2007 to April 2009, Ms. Wrenn also held the position of Chairman of the Animal Health Institute, an industry organization advocating for animal health issues, including efficient and effective FDA, USDA and EPA regulatory and approval processes. From January 2002 to June 2009, she was an active member of the Board of Directors of the International Federation of Animal Health. Prior to joining Alpharma, Ms. Wrenn held various executive positions at Honeywell International Inc. (formerly, AlliedSignal Inc.) from 1984 to 2001. She served as Business Director of Honeywell’s Refrigerants, Fluorine Products Division from 2000 to 2001 and was the Commercial Director and Managing Director of Honeywell’s European Fluorochemical operations based in Haasrode, Belgium from 1997 to 2000. Ms. Wrenn also held a number of positions in sales, marketing, business development and finance during her tenure with AlliedSignal. Beginning in January 2013, Ms. Wrenn has served as a Director of Heska Corporation. She holds a Bachelor’s Degree from Union College and an MBA from Lehigh University. Ms. Wrenn is qualified to serve on our Board of Directors due to her relevant industry experience, strategic and problem-solving skills, and strong interpersonal and negotiation skills.

Incumbent Class III Directors Whose Terms Expire in 2016

Name	Age	Principal Occupation and Business Experience
Jack C. Bendheim	67
Mr. Bendheim is Chairman of our Board of Directors and serves as our President and Chief Executive Officer. Mr. Bendheim has served as our President since 1988 and he was also appointed Chief Executive Officer in March 2014. He has been a Director since 1984. Mr. Bendheim also serves as a member of the Compensation Committee. Mr. Bendheim joined us in 1969 and served as Chief Executive Officer from 1998 to 2002, as Chief Operating Officer from 1988 to 1998, as Executive Vice President and Treasurer from 1983 to 1988 and as Vice President and Treasurer from 1975 to 1983. Mr. Bendheim is also a Director of Empire Resources, Inc., a metals trading company in Fort Lee, New Jersey, where he also serves as a member of the compensation and audit committees. Mr. Bendheim is also the current Chairman of the Animal Health Institute, an industry organization advocating for animal health issues, including efficient and effective FDA, USDA and EPA regulatory and approval processes. Mr. Bendheim, together with three of his adult children, is a manager of BFI with respect to the economic rights pertaining to shares of our Class B common stock owned by BFI and has sole authority to vote shares of our Class B common stock owned by BFI. Mr. Bendheim is qualified to serve on our Board of Directors due to his almost 45 years of experience in the animal health industry and with our Company in particular and his control over a majority of the voting rights in our common stock.

Name	Age	Principal Occupation and Business Experience
E. Thomas Corcoran	67
Mr. Corcoran has been a Director since May 2008. Mr. Corcoran also serves as Chairman of the Audit Committee. Mr. Corcoran joined Fort Dodge Animal Health, a division of Wyeth, Inc. in 1985. Wyeth was a researched based corporation with businesses focused on human health and animal health. Mr. Corcoran served on the Management, the Operations, the Legal, and the Human Resources and Benefits committees of Wyeth until his retirement in March 2008. Mr. Corcoran also served as the Chairman of the Animal Health Institute, an industry organization advocating for animal health issues, including efficient and effective FDA, USDA and EPA regulatory and approval processes. Mr. Corcoran serves on the Board of Directors of Putney, Inc. and the Board of Trustees of the University of South Alabama. Mr. Corcoran is also the recipient of the Animal Pharm Lifetime Achievement Award, the Banfield Industry Leadership Award, the Lifetime Achievement Award from the American Veterinary Distributors Association and the Industry Leadership Award from the Kansas City Animal Health Corridor. Mr. Corcoran is the recipient of the Distinguished Alumni Award from the University of South Alabama. Mr. Corcoran is qualified to serve on our Board of Directors due to his extensive experience and executive leadership in the animal health industry.

Ken Hanau	49
Mr. Hanau has been a Director since July 2012. Mr. Hanau was appointed by the stockholders of PAHC as the designee on our Board of Directors of Mayflower Limited Partnership (“Mayflower”), a limited partnership that is managed by 3i Investments plc and advised by 3i Corporation, and whose sole limited partner is 3i Group plc, the ultimate parent company of both 3i Investments plc and 3i Corporation. Mayflower was one of our controlling stockholders prior to our initial public offering of Class A common stock (“IPO”). Mr. Hanau is also a member of our Compensation Committee. Since July 2006, Mr. Hanau has been Managing Partner of 3i North America, the regional business of 3i Group plc in North America. Prior to joining 3i, Mr. Hanau held senior positions with Weiss, Peck & Greer and Halyard Capital, leading investments in the industrial and business services sectors. Previously, Mr. Hanau worked in investment banking at Morgan Stanley and at K&H Corrugated Case Corporation, a family-owned packaging business. Mr. Hanau is a former CPA and started his career with Coopers & Lybrand. He received his B.A. with honors from Amherst College and his MBA from Harvard Business School. Mr. Hanau is qualified to serve on our Board of Directors due to his extensive international business and management experience as an investor, advisor and board director.

Vote Required
The election of Directors requires a plurality vote of the shares of our Class A common stock and Class B common stock present in person or by proxy at the Annual Meeting and entitled to vote thereon, voting together as one class, to be approved. “Plurality” means that the nominees who receive the largest number of votes cast “for” are elected as Directors. As a result, any shares not voted “for” a particular nominee (whether as a result of stockholder abstention or a broker non-vote) will not be counted in such nominee’s favor and will have no effect on the outcome of the election. You may vote “for” or “withhold” on each of the nominees for election as a Director.
OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE CLASS I NOMINEES NAMED ABOVE.

PROPOSAL TWO — RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
Our audit committee (“Audit Committee”) has selected PwC, an independent registered public accounting firm, to audit our consolidated financial statements for our fiscal year ending June 30, 2015. During our fiscal year ended June 30, 2014, PwC served as our independent registered public accounting firm and our Board has previously selected PwC to serve as our independent registered public accounting firm for the fiscal quarters ended September 30, 2014, December 31, 2014 and March 31, 2015. A representative of PwC will be present at the Annual Meeting to make a statement if they desire to do so. They will also be available to answer appropriate questions from stockholders.
Notwithstanding the selection of PwC and even if our stockholders ratify the selection, our Audit Committee, in its discretion, may select another independent registered public accounting firm at any time during our fiscal year if our Audit Committee believes that such a change would be in the best interests of Phibro Animal Health Corporation and its stockholders. At the Annual Meeting, our stockholders are being asked to ratify the selection of PwC as our independent registered public accounting firm for our fiscal year ending June 30, 2015. Our Audit Committee is submitting the selection of PwC to our stockholders because we value our stockholders’ views on our independent registered public accounting firm and as a matter of good corporate governance.
If our stockholders do not ratify the selection of PwC, our Board of Directors may reconsider the selection.
Fees Paid to the Independent Registered Public Accounting Firm
The following table presents fees for professional audit services and other services rendered to Phibro by PwC for our fiscal years ended June 30, 2014 and 2013.

	2014	2013
	(In Thousands)
Audit Fees(1)	$3,580	$1,305
Audit-Related Fees(2)	32	31
Tax Fees(3)	192	379
All Other Fees(4)	7	7
Total Fees	$3,810	$1,721

(1)
  Audit Fees consist of professional services rendered in connection with the audit of our annual consolidated financial statements, including the audited financial statements presented in our Annual Report on Form 10-K and services that are normally provided by independent registered public accountants in connection with statutory and regulatory filings or engagements for those fiscal years. Fees for fiscal 2014 also consisted of professional services rendered in connection with our Registration Statement on Form S-1 related to our IPO completed in April 2014.
(2)
  Audit-Related Fees consist of fees for professional services for assurance and related services that are reasonably related to the performance of the audit or review of our consolidated financial statements and are not reported under “Audit Fees.” These services include accounting consultations concerning financial accounting and reporting standards.
(3)
  Tax Fees consist of fees for professional services for tax compliance, tax advice and tax planning. These services include assistance regarding federal, state and international tax compliance.
(4)
  All Other Fees consist of permitted services other than those that meet the criteria above.
Auditor Independence
In our fiscal year ended June 30, 2014, other than those listed above, there were no professional services provided by PwC that would have required our Audit Committee, or prior to February 2014, our Chief Financial Officer, to consider their compatibility with maintaining the independence of PwC.

Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Registered Public Accounting Firm
Pursuant to our Amended and Restated Audit Committee Charter, our Audit Committee is required to pre-approve all audit and non-audit services performed by our independent registered public accounting firm in order to ensure that the provision of such services does not impair the public accountants’ independence. Prior to February 2014, all audit services were approved by our Audit Committee and all material non-audit services performed by our independent registered public accounting firm were approved by our Chief Financial Officer. In February of 2014, our Audit Committee began pre-approving all such services. All Audit Fees paid to PwC for the fiscal years ended June 30, 2013 and June 30, 2014 were pre-approved by our Audit Committee. All material non-audit fees paid to PwC for our fiscal year ended June 30, 2013 were pre-approved by our Chief Financial Officer. Our Chief Financial Officer pre-approved 100% of Audit-Related Fees paid to PwC for our fiscal year ended June 30, 2014. Our Audit Committee preapproved 10.7% of Tax Fees paid to PwC for our fiscal year ended June 30, 2014 and our Chief Financial Officer pre-approved 89.3% of Tax Fees paid to PwC for our fiscal year ended June 30, 2014. Our Chief Financial Officer pre-approved 100% of All Other Fees paid to PwC for our fiscal year ended June 30, 2014.
Vote Required
The ratification of the selection of PwC requires the affirmative vote of a majority of the shares of our common stock present in person or by proxy at the Annual Meeting and entitled to vote thereon, voting together as one class. Abstentions are considered votes present and entitled to vote on this proposal, and thus, will have the same effect as a vote “against” the proposal. Broker non-votes will have no effect on the outcome of this proposal.
THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE RATIFICATION OF THE SELECTION OF PRICEWATERHOUSECOOPERS LLP.

CORPORATE GOVERNANCE
Controlled Company
BFI controls a majority of the combined voting power of our outstanding Class A common stock and Class B common stock. As a result, we are a “controlled company” under the NASDAQ stock market (“NASDAQ”) corporate governance standards. As a controlled company, exemptions under the standards free us from the obligation to comply with certain corporate governance requirements, including the requirements:
•
  that a majority of our Board of Directors consists of “independent directors,” as defined under the rules of the NASDAQ;
•
  that we have, to the extent applicable, a corporate governance and nominating committee that is composed entirely of independent directors with a written charter addressing the committee’s purpose and responsibilities;
•
  that we have a compensation committee that is composed entirely of independent directors with a written charter addressing the committee’s purpose and responsibilities; and
•
  for an annual performance evaluation of the nominating and governance committees and compensation committee.
Since we have availed ourselves of the “controlled company” exception under the NASDAQ rules, we do not have a Corporate Governance and Nominating Committee and our Compensation Committee is not composed entirely of independent directors. These exemptions do not modify the independence requirements for our Audit Committee, and we have complied with the requirements of Rule 10A-3 of the Exchange Act and the rules of NASDAQ which require us to have an audit committee comprised of at least three members all of whom are independent.
Structure of Our Board of Directors
Our business and affairs are managed under the direction of our Board of Directors. Our Board of Directors currently consists of eight members. The total number of Directors who constitute our Board of Directors may be set by resolution of our Board of Directors. Mr. Jack C. Bendheim serves as Chairman of our Board of Directors and our President and Chief Executive Officer.
Our Board of Directors is divided into three classes with staggered terms. Directors in a particular class will be elected for three-year terms at the annual meeting of stockholders in the year in which their terms expire. As a result, only one class of Directors will be elected at each annual meeting of stockholders, with the other classes continuing for the remainder of their respective three-year terms. Each Director’s term continues until the end of such three-year term and until his or her successor shall have been duly elected and qualified, or until his or her earlier death, resignation, removal, disqualification or retirement. Mr. Daniel Bendheim and Mr. Gejdenson are Class I Directors whose initial terms expire at this Annual Meeting. The Class I Directors are current nominees for election for a term expiring at our 2017 annual meeting. Mr. Carlson, Ms. Malanoski and Ms. Wrenn serve as Class II Directors whose initial terms expire at the 2015 annual meeting. Mr. Jack C. Bendheim, Mr. Corcoran and Mr. Hanau serve as Class III Directors whose initial terms expire at the 2016 annual meeting.
Director Independence
Because BFI controls a majority of the combined voting power of our outstanding Class A common stock and Class B common stock, we are a controlled company under the NASDAQ corporate governance standards. As a controlled company, we are exempt from the requirement under NASDAQ Rule 5605(a)(2) that a majority of our Board of Directors consists of “independent directors,” as defined under such rules. Nevertheless, our Board of Directors has reviewed the independence of the current members of the Board of Directors in accordance with the independence requirements of the applicable NASDAQ rules and has determined, based upon information provided by each Director concerning his or her background, employment and affiliations, that Mr. Corcoran, Mr. Gejdenson, Mr. Hanau, Ms. Malanoski and Ms. Wrenn are “independent directors” under the relevant NASDAQ rules.

Board Leadership Structure
Mr. Jack C. Bendheim serves as our President and Chief Executive Officer and our Chairman of the Board. Our Board of Directors has carefully considered its leadership structure and believes at this time that Phibro and its stockholders are best served by having one person serve in all of these positions. We believe that combining the roles fosters accountability, effective decision-making and alignment between interests of the Board of Directors and management. Mr. Bendheim also is able to use the in-depth focus and perspective gained in his executive function to assist our Board of Directors in addressing both internal and external issues affecting Phibro.
Our Board of Directors has determined not to appoint one independent Director to serve as lead independent director at this time. Our independent Directors meet in regularly scheduled executive sessions without non-independent Directors and at other times as necessary. We believe that our Board which is comprised of a majority of independent Directors is highly independent, empowered and engaged. Our Board of Directors recognizes that depending on future circumstances, other leadership models may become more appropriate. Accordingly, our Board of Directors will continue to periodically review its leadership structure.
Meetings of the Board of Directors
During our fiscal year ended June 30, 2014, the Board of Directors held five meetings and each Director attended at least 75% of the aggregate of (i) the total number of meetings of our Board of Directors held during the period for which he or she has been a Director and (ii) the total number of meetings held by all committees of our Board of Directors on which he or she served during the periods that he or she served.
Although we do not have a formal policy regarding attendance by members of our Board of Directors at annual meetings of stockholders, we encourage, but do not require, our Directors to attend.
Board Committees
Our Board of Directors has two standing committees: an Audit Committee and a Compensation Committee. Each of the committees reports to the Board of Directors as they deem appropriate, and as the Board of Directors may request. The composition, duties and responsibilities of these committees are set forth below. In the future, our Board of Directors may establish other committees, as it deems appropriate, to assist it with its responsibilities.
Audit Committee
The Audit Committee is responsible for, among other matters: (1) appointing, compensating, retaining, evaluating, terminating and overseeing our independent registered public accounting firm; (2) discussing with our independent registered public accounting firm their independence from management; (3) reviewing with our independent registered public accounting firm the scope and results of their audit; (4) approving all audit and permissible non-audit services to be performed by our independent registered public accounting firm; (5) overseeing the financial reporting process and discussing with management and our independent registered public accounting firm the interim and annual consolidated financial statements that we file with the SEC; (6) reviewing and monitoring our accounting principles, accounting policies, financial and accounting controls and compliance with legal and regulatory requirements; (7) establishing procedures for the confidential anonymous submission of concerns regarding questionable accounting, internal controls or auditing matters; and (8) reviewing and approving related person transactions.
Our Audit Committee consists of E. Thomas Corcoran, Sam Gejdenson and Carol Wrenn. Our Board of Directors has affirmatively determined that Mr. Corcoran, Mr. Gejdenson and Ms. Wrenn meet the definition of “independent directors” for purposes of serving on an Audit Committee under applicable SEC and NASDAQ rules, and we fully comply with these independence requirements. In addition, our Board of Directors determined that Mr. Corcoran qualifies as our “audit committee financial expert,” as such term is defined in Item 407 of Regulation S-K. During our fiscal year ended June 30, 2014, the Audit Committee held five meetings (including regularly scheduled and special meetings), and each member of the Audit Committee attended at least 75% of the total number of meetings held by the Audit Committee during the periods that he or she served on the Audit Committee.

Our Board of Directors has adopted a written charter for the Audit Committee, which is available on our corporate website at www.pahc.com. Our website and the information contained thereon are not part of this proxy statement.
Compensation Committee
The Compensation Committee is responsible for, among other matters: (1) reviewing key employee compensation goals, policies, plans and programs; (2) reviewing and approving the compensation of our Directors, chief executive officer and other executive officers; (3) reviewing and approving employment agreements and other similar arrangements between us and our executive officers; and (4) administering our stock plans and other incentive compensation plans, if any.
Our Compensation Committee consists of Mr. Gejdenson, Mr. Jack C. Bendheim and Mr. Hanau. As a controlled company, we are exempt from the requirements under the NASDAQ rules that require that we have a compensation committee that is composed entirely of independent directors. Nevertheless, our Board of Directors has affirmatively determined that Mr. Gejdenson and Mr. Hanau meet the definition of “independent directors” under applicable NASDAQ rules. During our fiscal year ended June 30, 2014, the Compensation Committee held two meetings, and each member of the Compensation Committee attended at least 75% of the total number of meetings held by the Compensation Committee during the periods that he or she served on the Compensation Committee.
Our Board of Directors has adopted a written charter for the Compensation Committee, which is available on our corporate website at www.pahc.com. Our website and the information contained thereon are not part of this proxy statement.
The Compensation Committee regularly reviews our executive compensation program to ensure that compensation is closely tied to aspects of our performance that our executive officers can impact and that are likely to have an impact on stockholder value. On an annual basis, our Compensation Committee evaluates the performance of our Chief Executive Officer and makes recommendations with regard to his compensation to our Board for approval. Our Chief Executive Officer annually reviews the performance of our executive officers, including the named executive officers (other than himself), with our Compensation Committee and makes recommendations to our Compensation Committee with regard to each executive officer’s compensation (other than himself). Our Compensation Committee considers such recommendations and then makes its own recommendations with regard to each executive officer’s compensation (other than the Chief Executive Officer) to our Board for approval. Our Compensation Committee annually evaluates the compensation of our directors in light of their duties and makes recommendations with regard to their compensation to our Board for approval.
Corporate Governance Guidelines
Our Board of Directors has documented the governance practices followed by Phibro by adopting the Corporate Governance Guidelines (the “Corporate Governance Guidelines”). The Corporate Governance Guidelines set forth the practices the Board intends to follow with respect to the Board’s responsibilities, the Board’s operations, Director qualifications and the Board’s composition, Director access to management and independent advisors, Director compensation, Director continuing education, executive succession planning and retention, the Board’s annual self-evaluation and stockholder access to the Board. The Corporate Governance Guidelines are available on our corporate website at www.pahc.com. Our website and the information contained thereon are not part of this proxy statement.
Considerations in Evaluating Director Nominees
Our Board of Directors is responsible for screening and recommending nominees for election as Directors, including nominees recommended by stockholders of Phibro. When making recommendations regarding nominees to the Board, the Board of Directors will consider advice and recommendations from stockholders, management, and others as they deem appropriate, and will also take into account the performance of incumbent Directors in determining whether to recommend them to stand for reelection at the annual meeting of stockholders. Phibro seeks Board members who have skills, experience and backgrounds that are relevant to the key strategic and operational issues that they will oversee and approve. Director candidates are typically selected based on their integrity and character, sound, independent judgment, track record of accomplishment in leadership roles, as well as their professional and corporate expertise, skills and experience. Some of the factors that the Board of Directors will take into consideration when evaluating Director candidates include: (i) the independence, judgment, strength of character, reputation in the business community, ethics and integrity of the individual; (ii) the business or other relevant experience, skills and knowledge that the individual may have that will enable him or her to provide effective oversight of Phibro’s business; (iii) the fit of the individual’s skill set and personality with those of the other Board members so as to build a Board that works together effectively and constructively; and (iv) the individual’s ability to devote sufficient time to carry out his or her responsibilities as a Director in light of his or her occupation and the number of boards of directors of other public companies on which he or she serves. While the Board of Directors does not have a formal diversity policy related to the evaluation of nominees to the Board, diversity is a factor considered when identifying prospective nominees.
Risk Oversight
Our Board of Directors is currently responsible for overseeing our risk management process. The Board of Directors focuses on our general risk management strategy and the most significant risks facing us, and ensures that appropriate risk mitigation strategies are implemented by management. The Board of Directors is also apprised of particular risk management matters in connection with its general oversight and approval of corporate matters and significant transactions. Our Board of Directors has delegated to the Audit Committee oversight of our risk management process.
Our management is responsible for day-to-day risk management. This oversight includes identifying, evaluating, and addressing potential risks that may exist at the enterprise, strategic, financial, operational, compliance and reporting levels.
Compensation Committee Interlocks and Insider Participation
None of our executive officers currently serves, or in the past year has served, as a member of the Board of Directors or compensation committee of any entity that has one or more executive officers serving on our Board of Directors or Compensation Committee.
Code of Ethics
We have adopted a written Code of Business Conduct and Ethics (“Code of Business Conduct”) which applies to all of our Directors, officers and other employees, including our principal executive officer and principal financial officer. In addition, we have adopted a written Code of Ethics for the Chief Executive Officer and Senior Financial Officers (“Code of Ethics”) which applies to our principal executive officer, principal financial officer and other designated members of our management. Our Code of Business Conduct and Code of Ethics are available on our corporate website at www.pahc.com. Our website and the information contained thereon are not part of this proxy statement.
Director Compensation
The following table sets forth information regarding the amounts earned by or paid to our non-employee Directors for the fiscal year ended June 30, 2014:

Name	Fees earned or paid in cash ($)		Stock awards ($)	Option awards ($)	Non-equity incentive plan compensation ($)	Nonqualified deferred compensation earnings ($)	All other compensation ($)	Total ($)
E. Thomas Corcoran	40,000		—	—	—	—	—	40,000
Sam Gejdenson	50,000		—	—	—	—	—	50,000
Ken Hanau	30,000	(1)	—	—	—	—	—	30,000
Mary Lou Malanoski	30,000		—	—	—	—	—	30,000
Carol Wrenn	32,500	(2)	—	—	—	—	—	32,500

(1)
  Mr. Hanau does not receive an additional fee for serving on the Company’s Compensation Committee.
(2)
  Ms. Wrenn was appointed to the Audit Committee during the fourth quarter of the fiscal year ended June 30, 2014.

For the year ended June 30, 2014, Ken Hanau, Carol A. Wrenn, E. Thomas Corcoran, Sam Gejdenson and Mary Lou Malanoski received compensation for their services on our Board of Directors. Each non-employee Director receives annual cash compensation of $30,000. The non-employee members of the Audit and Compensation Committees receive supplemental annual cash compensation of $10,000 for each committee on which they serve. Directors have been and will continue to be reimbursed for travel, food, lodging and other expenses directly related to their activities as Directors. Directors are also entitled to the protection provided by their indemnification agreements and the indemnification provisions in our amended and restated certificate of incorporation and amended and restated bylaws, as well as the protection provided by director and officer liability insurance provided by us.
Stockholder Recommendations for Nominations to the Board of Directors
You may propose Director candidates for consideration by our Board of Directors. Any such recommendations should be set forth in a notice sent to the Corporate Secretary at our corporate headquarters and must include the information required by our amended and restated bylaws including information regarding your ownership of common stock of Phibro and the background and qualifications of your proposed Director candidate and must otherwise comply with the stockholder proposal procedures set forth below under the heading “Stockholder Proposals or Nominations to be Presented at Next Annual Meeting.” Our amended and restated bylaws are available on the SEC’s website at www.sec.gov and were filed as an exhibit to our Form 10-Q filed on May 13, 2014.
Other Communications with the Board of Directors
Interested parties wishing to communicate with our Board of Directors or with an individual member or members of our Board of Directors in order to provide comments, to report concerns, or to ask a question may do so by writing to our Board of Directors or the particular member or members of our Board of Directors, and mailing the correspondence to our Corporate Secretary at Phibro Animal Health Corporation; Glenpointe Centre East, 3rd Floor; 300 Frank W. Burr Blvd., Ste 21; Teaneck, NJ 07666-6712. Communications will be distributed to the Board, or to any individual Directors as appropriate, depending on the facts and circumstances outlined in the communication. In that regard, the Board of Directors has requested that certain items which are unrelated to the duties and responsibilities of the board should be excluded, such as product complaints, product inquiries, new product suggestions, resumes and other forms of job inquiries, surveys, business solicitations or advertisements. In addition, material that is unduly hostile, threatening, illegal or similarly unsuitable will be excluded, with the provision that any communication that is filtered out must be made available to any non-management Director upon request. You may also communicate online with our Board of Directors as a group on the Investor Relations portion of our corporate website at www.pahc.com. Our website and the information contained thereon are not part of this proxy statement.
EXECUTIVE OFFICERS
Set forth below is the name, age (as of September 15, 2014), current position, and a description of the business experience of each of our executive officers and Directors:

Name	Age	Position
Jack C. Bendheim	67	Chairman of the Board of Directors, President and Chief Executive Officer
Gerald K. Carlson	71	Director and Chief Operating Officer
Richard G. Johnson	65	Chief Financial Officer
Daniel M. Bendheim	42	Director and Executive Vice President, Corporate Strategy
Thomas G. Dagger	56	Senior Vice President, General Counsel and Corporate Secretary
Larry L. Miller	50	President, Animal Health
David C. Storbeck	60	Vice President Finance and Treasurer
Dean J. Warras	45	President, Prince Agri Products
Daniel A. Welch	64	Senior Vice President, Human Resources

Background of Executive Officers
Set forth below is information about each of our executive officers and Directors, their roles in the Company and their backgrounds:
Jack C. Bendheim, Chairman of the Board of Directors, President and Chief Executive Officer. Mr. Bendheim has served as our President since 1988 and he was also appointed Chief Executive Officer in March 2014. He has been a Director since 1984. Mr. Bendheim also serves as a member of the Compensation Committee. Mr. Bendheim joined us in 1969 and served as Chief Executive Officer from 1998 to 2002, as Chief Operating Officer from 1988 to 1998, as Executive Vice President and Treasurer from 1983 to 1988 and as Vice President and Treasurer from 1975 to 1983. Mr. Bendheim is also a director of Empire Resources, Inc., a metals trading company in Fort Lee, New Jersey, where he also serves as a member of the compensation and audit committees. Mr. Bendheim is also the current Chairman of the Animal Health Institute, an industry organization advocating for animal health issues, including efficient and effective FDA, USDA and EPA regulatory and approval processes. Mr. Bendheim, together with three of his adult children, is a manager of BFI with respect to the economic rights pertaining to shares of our Class B common stock owned by BFI and has sole authority to vote shares of our Class B common stock owned by BFI. Mr. Bendheim is qualified to serve on our Board of Directors due to his almost 45 years of experience in the animal health industry and with our Company in particular and his control over a majority of the combined voting rights in our common stock.
Gerald K. Carlson, Director and Chief Operating Officer.   Mr. Carlson joined us as Chief Executive Officer in May 2002, and was appointed Chief Operating Officer in March 2014. He has been a Director since 2008. Prior to joining us, Mr. Carlson served as the Commissioner of Trade and Development for the State of Minnesota from 1999 to 2001. Mr. Carlson served as Senior Vice President — Corporate Planning and Development prior to his retirement in 1998 from Ecolab Inc., a global provider of cleaning and sanitation products, systems and services. During his thirty-two year career at Ecolab, Mr. Carlson also served as Senior Vice President of International as well as Senior Vice President and General Manager — Institutional North America. Mr. Carlson is qualified to serve on our Board of Directors due to his broad experience and track record in leading and building businesses, and his strong background in corporate strategy and business development.
Richard G. Johnson, Chief Financial Officer.   Mr. Johnson joined us in September 2002 and has served as Chief Financial Officer since then. Prior to joining us, Mr. Johnson served as Director of Financial Management for Laserdyne Prima, Inc., a manufacturer of laser cutting and welding systems, from 2001 to 2002 and as Vice President — Planning and Control, Latin America for Ecolab, Inc., a global provider of cleaning and sanitation products, systems and services, from 1992 to 1999. Mr. Johnson served in various senior financial positions at Ecolab over a fifteen year period.
Daniel M. Bendheim, Director and Executive Vice President, Corporate Strategy.   Mr. Bendheim joined us in the Fall of 1997. In 2001, he was appointed Vice President of Business Development and was later appointed President, Performance Products in 2004, and then Executive Vice President, Corporate Strategy in March 2014. He has been a Director since 2013. Prior to joining us, Mr. Bendheim worked as an analyst at South Coast Capital, a boutique investment bank. Mr. Bendheim obtained a B.A. degree in political science with honors from Yeshiva University in 1993 and a J.D. degree with honors from Harvard Law School in 1996. Mr. Bendheim is a son of Jack C. Bendheim and, together with certain other family members, is a manager of BFI with respect to certain economic rights pertaining to shares of our Class B common stock owned by BFI. Mr. Bendheim is qualified to serve on our Board of Directors due to his extensive management experience in all facets of the animal health and nutrition and performance products businesses during his tenure with Phibro and his management role within BFI.
Thomas G. Dagger, Senior Vice President, General Counsel and Corporate Secretary.   Mr. Dagger joined us in his current role in November 2006. Prior to joining us, Mr. Dagger served as in-house legal counsel for AT&T Corp., a major communications company, from 1992 to 2006, where most recently he was Law Vice President and Vice President and General Counsel for AT&T’s Teleport Communications Group Inc. subsidiary. In this role, he was responsible for legal support for all of AT&T’s U.S. network operations, R&D (AT&T Labs), worldwide customer care and business local services. Earlier in his career,

Mr. Dagger was an associate at the law firm of Cleary, Gottlieb, Steen & Hamilton. Mr. Dagger obtained his A.B. degree summa cum laude from Duke University, and his J.D. degree with honors from the University of Chicago Law School, where he served as Editor-in-Chief of the University of Chicago Law Review.
Larry L. Miller, President, Animal Health.   Mr. Miller joined us in his current role in May 2008. Prior to joining us, Mr. Miller was, from 2004 to 2008, Vice President of the Global Ruminant Business with Intervet/Schering-Plough Animal Health, which at that time was the largest animal health ruminant business in the world. From 1998 to 2004, Mr. Miller was General Manager for Schering-Plough’s Australia and New Zealand Animal Health businesses, which included a diversified portfolio of animal health and nutrition products for beef and dairy cattle, sheep, swine, poultry and companion animals. Mr. Miller held numerous roles in sales and marketing management during his 17 years with Schering-Plough, and prior to that with American Cyanamid Animal Health and Nutrition. He holds a B.S. degree in Animal Science from the University of Nebraska and an Executive MBA degree from the City University of New York.
David C. Storbeck, Vice President Finance and Treasurer.   Mr. Storbeck joined us in January 2001 and has served in his current role since September 2002. From 1995 to 2000 he was Vice President Finance of Matheson Gas Products, Inc., a specialty gas and equipment company serving the U.S. semiconductor industry. For the 15 years prior to that, he held various positions in the Controller’s Department of Witco Chemical Corporation, a Fortune 500 global specialty chemical company.
Dean J. Warras, President, Prince Agri Products.   Mr. Warras joined us in August 2005 as Vice President, Sales, for Prince Agri Products. He was promoted to his current position of President, Prince Agri Products in June 2006. Prior to joining us, Mr. Warras spent his entire career with Cargill, an international producer and marketer of food, agricultural, financial and industrial products and services, in the animal nutrition business. From 2001 to 2005, he was District General Manager for the Upper Midwest USA business, headquartered in Sioux City, Iowa, and from 1998 to 2001, he was Country and District General Manager for Hungary. From 1991-1998, he served in a number of roles throughout the United States and Latin America, including Plant Manager, Administrative Manager and Manager of the Global Product Services Department. He holds a B.A. degree in Finance and Marketing from the University of St. Thomas in St. Paul, Minnesota. Mr. Warras is the Chairman of the Board of Trustees of the Institute for Feed Education and Research.
Daniel A. Welch, Senior Vice President, Human Resources.   Mr. Welch joined us in his current role in August 2004. From 2001 until 2004, he was Director and Global Human Resource Generalist at Pfizer Inc., a leading global pharmaceutical company, overseeing HR support for over 3,000 employees in the Regulatory Affairs, Clinical Safety, Document Management and Global Project Management groups within Pfizer’s R&D organization at three domestic and 4 international sites. From 1998 to 2001, Mr. Welch was the President of Value Growth Dynamics, LLC, a consulting firm focused on strategic change.

EXECUTIVE COMPENSATION
The following sets forth all plan and non-plan compensation awarded to our named executive officers.
Summary Compensation Table
The following table sets forth the total compensation that was paid or accrued for the Named Executive Officers for the fiscal years ended June 30, 2014 and 2013. The Named Executive Officers are (i) our Chairman of the Board, President and Chief Executive Officer, (ii) our Chief Operating Officer and (iii) our President, Animal Health. These were the three most highly compensated executive officers who were serving as executive officers at the end of the last completed fiscal year.

Name and principal position(1)	Year	Salary(2)	Bonus Program	Option Awards(3)	Change in pension value and Nonqualified Deferred Compensation Earnings(4)	All Other Compensation(5)	Total
Jack C. Bendheim Chairman of the Board, President and Chief Executive Officer	2014	$1,890,000	$1,100,800	$—	$226,061	$208,889	$3,425,750
	2013	1,854,000	630,900	—	34,141	182,108	2,701,149
Gerald K. Carlson Chief Operating Officer	2014	578,000	336,700	22,909	95,318	41,577	1,074,504
	2013	566,500	347,000	82,091	26,135	40,093	1,061,819
Larry L. Miller President, Animal Health	2014	433,500	275,000	23,333	50,728	19,040	801,601
	2013	425,000	260,900	62,083	16,450	18,986	783,419

(1)
  The principal position reflects the listed individual’s current title. Prior to our IPO, Mr. Bendheim was our Chairman of the Board and President and Mr. Carlson was our Chief Executive Officer.
(2)
  Messrs. Bendheim and Carlson also serve on the Board of Directors, but they receive no compensation for such service on the Board of Directors.
(3)
  Represents the annual stock-based compensation expense recognized for financial reporting purposes in accordance with ASC 718, rather than an amount paid to or realized by the Named Executive Officer. The expense is based on the aggregate grant date fair value of the option grants. Fair value was determined by application of the Black-Sholes option-pricing model with no discount for estimated forfeitures. Key assumptions include risk free rate of return, expected life of the option, expected stock price volatility and expected dividend yield.
(4)
  Change in Nonqualified Deferred Compensation represents the year-over-year change in valuation for the Pension Plan, the Retirement Income Plan, the Executive Income Plan and the Deferred Compensation Plan, as applicable.
(5)
  The table below sets forth information regarding all other types of compensation to our Named Executive Officers for the fiscal years ended June 30, 2014 and 2013.
Narrative Disclosure to Summary Compensation Table
Employment Agreements
We entered into an employment agreement with Jack C. Bendheim on March 12, 2008, which was amended and restated on March 27, 2014, whereby Mr. Bendheim will serve as Chairman of the Board of Directors, President, and, as provided in the 2014 amendment, Chief Executive Officer of Phibro. Pursuant to Mr. Bendheim’s employment agreement he receives a base salary of $1,890,000, which is subject to periodic review and adjustment by Phibro, and a target bonus opportunity of 50% of his base salary. The range of the bonus may be from 50% to 150% of the target bonus, which equates to 25% to 75% of Mr. Bendheim’s base salary, if the minimum threshold performance targets are satisfied, based on performance relative to goals as determined by our Compensation Committee. There is zero payout if minimum thresholds are not met. Mr. Bendheim receives a bonus of 50% of his base salary if the targets are 100% satisfied. Mr. Bendheim’s salary and bonus are subject to adjustment with the approval of the Compensation Committee of the Board of Directors, with Mr. Bendheim abstaining. Such employment is “at will,” subject to termination by either party, provided that Phibro shall provide 180 days’ written notice prior to terminating Mr. Bendheim without “cause” (as defined below). Upon termination of employment or upon request, Mr. Bendheim will be entitled to Phibro’s subscription rights for tickets to a New York sports team. Pursuant to the terms of Mr. Bendheim’s employment agreement, we make payments for his family’s legal, audit, and tax services, and payments for members of his family for non-full time employment and consulting arrangements and medical and other insurance coverage up to an aggregate maximum cost of $450,000 per annum.
If Mr. Bendheim’s employment terminates due to death or disability, his estate shall be entitled to receive the Accrued Benefits (defined as earned but unpaid base salary, reimbursements of previously incurred business expenses, and any other payments, benefits, or fringe benefits provided for under applicable compensation arrangements or benefit, equity or fringe benefit plans or programs) and six months of continued base salary payments. Upon a termination due to disability, he shall also be entitled to receive continued health care coverage for one year. Upon a termination without “cause” or voluntarily by Mr. Bendheim, he shall be entitled to receive (i) the Accrued Benefits and (ii) continuation coverage pursuant to the Consolidated Omnibus Budget Reconciliation Act of 1985 (“COBRA”) for a period of 18 months, provided that Phibro will not provide such coverage to the extent that it would incur excise taxes under the nondiscrimination provisions of Patient Protection and Affordable Care Act of 2010 (“PPACA”). “Cause” is defined as Mr. Bendheim’s (i) willful or repeated failure to substantially perform his duties to Phibro (other than a failure resulting from complete or partial incapacity due to physical or mental illness or impairment), (ii) material and willful violation of a federal or state law or regulation applicable to the business of Phibro or that adversely affects the image of Phibro, (iii) commission of a willful act that constitutes gross misconduct and is injurious to Phibro, or (iv) willful breach of a material provision of the employment agreement. Mr. Bendheim will be required to sign a customary release prior to receiving any benefits in addition to the Accrued Benefits. Mr. Bendheim is also bound by customary noncompete, nonsolicitation, nondisparagement, intellectual property, and cooperation provisions, which generally apply during employment and thereafter (with the noncompete and nonsolicitation provisions applying during employment and the one-year period thereafter). Mr. Bendheim’s employment agreement also includes an arbitration clause for the settlement of all disputes arising therein.
We entered into an employment agreement with Gerald K. Carlson in May 2002, amended in March 2008, December 2009 and December 2011, whereby Mr. Carlson formerly served as our Chief Executive Officer. We further amended Mr. Carlson’s employment agreement on March 27, 2014 to provide among other things, that his title would change to Chief Operating Officer. Pursuant to Mr. Carlson’s employment agreement he receives a base salary of $578,000, which is subject to periodic review by Phibro, and a target bonus opportunity of 50% of his base salary.
Mr. Carlson’s employment agreement provides that upon death, his estate shall receive the Accrued Benefits (as defined in Mr. Bendheim’s employment agreement), and upon a termination for disability, he shall receive the Accrued Benefits and continuation of health and life insurance benefits for a period of one year. Upon a termination without “cause” (defined substantially the same as in Mr. Bendheim’s employment agreement) or by Mr. Carlson for any reason, he shall be entitled to receive (i) the Accrued Benefits, (ii) a lump sum payment of any earned but unpaid annual bonus from the most previous fiscal year, (iii) a pro rata portion of his annual bonus (based on actual results and payable when bonuses are generally paid), (iv) an amount equal to two-thirds his annual base salary paid over eight months, and (v) continuation of COBRA coverage for a period of 18 months, provided that Phibro will not provide such coverage to the extent that it would incur excise taxes under the nondiscrimination provisions of PPACA. If Mr. Carlson’s employment is terminated without cause or by him for “good reason” in the six-month period following a “change in control” (as defined therein), he will receive, in addition to the benefits described in the preceding sentence but in lieu of continued base salary payments for eight months, a lump sum payment equal to one year’s base salary and 50% of the target bonus amount for the year in which termination occurs. “Good Reason” is defined in Mr. Carlson’s employment agreement as (i) a material adverse change in his duties, responsibilities or authority (including status, office, title, reporting relationships or working conditions), or (ii) a relocation of his principal place of employment more than 50 miles from Teaneck, New Jersey without his consent; provided, that in both cases, Mr. Carlson must notify us within 90 days of either such occurrence and we shall have 30 days to cure such occurrence. Mr. Carlson’s amended and restated employment agreement will also include a modified Section 280G cutback provision such that if any payments provided therein are determined to be “parachute payments” as defined by Section 280G of the Internal Revenue Code (the “Code”), such payments shall be reduced so that no excise tax shall be imposed by Section 4999 Code, but only if such reduction would result in a higher after-tax payment as compared to the payment amount Mr. Carlson would retain after paying all applicable taxes, including the excise tax imposed by Section 4999 of the Code. Mr. Carlson will be required to sign a customary release prior to receiving any severance in addition to the Accrued Benefits. Mr. Carlson is also bound by customary noncompete, nonsolicitation, nondisparagement, intellectual property, and cooperation provisions, which generally apply during employment and thereafter (with the noncompete and nonsolicitation provisions applying during employment and the one-year period thereafter). Mr. Carlson’s agreement also includes an arbitration clause for the settlement of all disputes arising therein.
We entered into an employment agreement with Larry L. Miller in May 2008, amended in December 2009 and December 2011, whereby Mr. Miller served as our President, Phibro Animal Health and Nutrition, and he currently serves as our President, Animal Health. Pursuant to Mr. Miller’s employment agreement, for our 2014 fiscal year, he received a base salary of $433,500, which is subject to periodic review by Phibro, and a target bonus opportunity of $216,800 or 50% of his base salary. Mr. Miller’s employment agreement provides that in the event of a termination without “cause” (defined substantially the same as in Messrs. Bendheim’s and Carlson’s employment agreements) or his resignation with “good reason” (defined substantially the same as in Mr. Carlson’s employment agreement), he would be entitled to receive a lump sum payment of 100% of his annual base salary in effect at the time of termination, plus a pro rata portion of his bonus. Mr. Miller will be required to sign a customary release prior to receiving such severance payments. Mr. Miller is bound by customary noncompete, nonsolicitation, and intellectual property provisions, which generally apply during employment and thereafter (with the noncompete and nonsolicitation provisions applying during employment and the one-year period thereafter).
Non-Equity Incentive Plan Compensation
Our non-equity incentive plan (the “Bonus Program”) is a cash-based program to reward employees for achieving critical goals of Phibro. Goals are established at the beginning of each fiscal year and are reviewed and approved by the Compensation Committee. Target award opportunities vary by job level and can range from 20% to 50% of annual base salary. Where minimum threshold performance targets are satisfied, annual incentive payments can range from 50% to 150% of the target award opportunity, based on performance relative to goals as determined by the Compensation Committee.
For the fiscal year ended June 30, 2014, Messrs. Bendheim, Carlson, and Miller had target award opportunities of, respectively, $945,000, $289,100, and $216,750, and based on performance relative to the goals, each received payments set forth in the Summary Compensation Table above. For the fiscal year ended June 30, 2015, Messrs. Bendheim, Carlson, and Miller have target award opportunities of $963,900, $294,800 and $223,250, respectively.
Option Awards
Our 2008 Incentive Plan (the “Equity Incentive Plan”) enables us to provide Directors, officers, employees and consultants with opportunities to purchase Class A common shares pursuant to options that may be granted, and receive grants of restricted shares and other share-based awards granted, from time to time, by the Board of Directors or a committee approved by the Board. Stock options are designed to motivate executives to make decisions that focus on long-term stockholder value creation. The Equity Incentive Plan provides for grants of stock options, stock awards and other incentives of up to 6,630,000 shares of Class A common stock. Shares of Class A common stock available for grants as of June 30, 2014 were 5,131,620. At June 30, 2014, pursuant to the Equity Incentive Plan, 1,498,380 stock options with an exercise price of $11.83 per share are outstanding, vested, and exercisable. No stock options were granted during the fiscal year ended June 30, 2014.
On April 29, 2013, Mr. Carlson was granted 309,400 options to purchase Class A common stock with an exercise price of $11.83 per share under the terms of the Equity Incentive Plan. 232,050 of Mr. Carlson’s options vested upon the grant date, and the remaining 77,350 became vested on March 1, 2014. On March 1, 2009, Mr. Miller was granted 552,500 options to purchase Class A common stock with an exercise price of $11.83 per share under the terms of the Equity Incentive Plan. 276,250 of Mr. Miller’s options vested upon the third anniversary of the grant date, and the remaining 276,250 options vested in pro rata portions on the fourth and fifth anniversaries of the grant date.
All Other Compensation
We maintain for the benefit of our United States employees a 401(k) Retirement and Savings Plan (the “401(k) Plan”) which is a defined contribution plan qualified under Sections 401(a) and 401(k) of the Code. Our employees are eligible for participation in the 401(k) Plan without any waiting period once they have attained age 21. Employees may make pre-tax contributions of up to the lesser of 60% of such employee’s compensation or the maximum amount permitted under the Code. Employees hired on or before December 31, 2013 receive a matching contribution equal to 100% of the first 1% of an employee’s contribution and a matching contribution equal to 50% of the next 5% of an employee’s contribution. Employees hired on or after January 1, 2014, receive a non-elective Company contribution of 3% and are eligible to receive an additional discretionary payment between 1% and 4%, depending on age and years of service, provided that such payments comply with mandatory non-discrimination testing. Participants are fully vested in employer contributions after two years of service. Distributions are generally payable in a lump sum after termination of employment, retirement, death, disability, plan termination, attainment of age 59.5, disposition of substantially all of our assets or upon financial hardship. The plan also provides for loans to participants. In 2014 and 2013, we provided Messrs. Carlson and Miller with 401(k) matching contributions in the amount of, respectively, $8,925 and $9,074. In 2013, we provided Messrs. Carlson and Miller with 401(k) matching contributions in the amounts shown in the table below.

Name	Year	Commuting(1)	Housing Allowance(2)	401(k) Plan Company Match(3)	Other(4)	Total
Jack C. Bendheim	2014	$—	$—	$—	$208,889	$208,889
	2013	—	—	—	182,108	182,108
Gerald K. Carlson	2014	—	24,000	8,925	8,652	41,577
	2013	—	24,000	9,100	6,993	40,093
Larry L. Miller	2014	9,000	—	9,074	966	19,040
	2013	9,000	—	9,188	798	18,986

(1)
  Mr. Miller receives an annual $9,000 car allowance.
(2)
  Mr. Carlson commutes to work from his home in Minnesota and is provided with a housing allowance to maintain an apartment near our headquarters.
(3)
  Represents matching contributions to the 401(k) Plan.
(4)
  Represents group term life insurance and financial and tax services provided to Mr. Bendheim and certain members of his family.

Outstanding Equity Awards at Fiscal Year-End

Name	Number of Securities Underlying Unexercised options (exerciseable)	Number of Securities Underlying Unexercised options (unexerciseable)	Option Exercise Price	Option Expiration Date
Jack C. Bendheim	—	—	—	—
Gerald Carlson	309,400	—	$11.83	February 28, 2019
Larry Miller	552,500	—	$11.83	February 28, 2019

Additional Narrative Description
Pension Plan
We maintain for the benefit of our United States employees employed on or prior to December 31, 2013 a defined benefit pension plan qualified under Section 401(a) of the Code. Our employees are eligible for participation in the Pension Plan once they have attained age 21 and completed a year of service (which is a plan year in which the employee completes 1,000 hours of service). The Pension Plan provides benefits equal to the sum of (a) 1.0% of an employee’s “average salary” plus 0.5% of the employee’s “average salary” in excess of the average of the employee’s social security taxable wage base, times years of service after July 1, 1989, plus (b) the employee’s frozen accrued benefit, if any, as of June 30, 1989 calculated under the Pension Plan formula in effect at that time. For purposes of calculating the portion of the benefit based on “average salary” in excess of the average wage base, years of service shall not exceed 35. “Average salary” for these purposes means the employee’s salary over the consecutive five year period in the last ten years preceding retirement or other termination of employment which produces the highest average. An employee becomes vested in his plan benefit once he completes five years of service with us. In general, benefits are payable after retirement or disability in the form of a 50%, 75% or 100% joint and survivor annuity, life annuity or life annuity with a five or ten year term certain. In some cases benefits may also be payable under the Pension Plan in the event of an employee’s death.
Mr. Bendheim, Mr. Carlson and Mr. Miller each participate in the Pension Plan. As of June 30, 2014, Mr. Bendheim, Mr. Carlson and Mr. Miller had accumulated benefits of $888,968, $507,240, and $141,325, respectively.
Retirement Income Plan
In 1994, we adopted a non-qualified supplemental executive retirement plan as an incentive for certain executives. The plan provides for (i) a Retirement Income Benefit (as defined), (ii) a Survivor’s Income Benefit (as defined), and (iii) a Deferred Compensation Benefit (as defined). Mr. Bendheim currently participates in this plan and three retired executives receive benefits. A grantor trust has been established to provide the benefits described above.
We determined the Retirement Income Benefit based upon the employee’s salary, years of service and age at retirement. At present, it is contemplated that a benefit of 1% of each participant’s eligible compensation will be accrued each year. The benefit is payable upon retirement (after age 65 with at least 10 years of service) in monthly installments over a 15 year period to the participant or his named beneficiary. The Survivor’s Income Benefit for the current participants is one times annualized compensation at the time of death, capped at $1,500,000, payable in 24 equal monthly installments.
As of June 30, 2014, Mr. Bendheim has a survivor’s income benefit of $1,500,000 and an annual retirement income benefit of $94,319.
Retirement Health Care Plan
Under the Retirement Health Care Plan, we provide retirement health care insurance coverage to Mr. Bendheim, Mr. Carlson and certain other persons that is supplemental to Medicare benefits. To be eligible, a person must have been (i) a corporate officer of the Company, reached the age of 65, and employed by the Company for a minimum of 35 years; or (ii) a corporate officer and Director of the Company, reached the age of 65, and hired by the Company prior to June 1, 2002; or (iii) an employee of the Company who retires after reaching a minimum age of 75 as of October 1, 2007 with a minimum of 10 years of service to the Company; provided that in the case of (i) and (ii), such participants shall have eligibility deferred until such participant is no longer eligible for participation in the Company’s health care plan (excluding COBRA eligibility). The Company pays all premium costs for participants, and, in addition to participants, coverage is provided for a participant’s spouse both during the lifetime of any such participant and for the lifetime of any person who was the spouse of a participant at the time of such participant’s death.
Executive Income Program
On March 1, 1990, we entered into an Executive Income Program to provide a pre-retirement death benefit and a retirement benefit to certain executives. The program provides that upon the executive’s retirement, at or after attaining age 65, we will make retirement payments to the executive during his life for 10 years or until he or his beneficiaries have received a total of 120 monthly payments. Participants have no claim against us other than as unsecured creditors. We intend to fund the payments using the cash value or the death benefit from the life insurance policies insuring each executive’s life. Mr. Bendheim currently participates in this plan and his annual retirement benefit is $30,000.
Each policy also contains additional paid-up insurance and extended term insurance. On the death of the executive prior to his actual retirement date: (i) the first $1,000,000 of the death benefit is payable to the executive’s spouse or issue; (ii) the excess is payable to us up to the aggregate amount of premiums paid by us; and (iii) any balance is payable to the executive’s spouse or issue.
Nonqualified Deferred Compensation Plans
The following table shows the executive contributions, earnings and account balances for the unfunded, unsecured deferred compensation plan.

Name	Executive Contributions in FY 2014	Company Contributions in FY 2014	Aggregate Earnings in FY 2014	Balance at June 30, 2014
Jack C. Bendheim	$—	$—	$60,682	$769,355
Gerald Carlson	—	—	—	—
Larry Miller	—	—	—	—

1993 Split Dollar Agreement
On August 12, 1993, we entered into a Split Dollar Agreement with David Butler and Gail Bendheim, as trustees under an Indenture of Trust dated August 12, 1993 (the “Trust”). This Agreement provides for the Trust to purchase and own life insurance policies on the life of Jack C. Bendheim in the aggregate face amount of $5,000,000 (plus additions). The premiums for such insurance are paid in part by the Trust (to the extent of the lesser of the P.S. 58 rates, or the insurers’ current published premium rate for annually renewable term insurance for standard risks) and in part by us (we pay the balance of the premiums not paid by the Trust). Upon the death of Jack C. Bendheim or upon the cancellation of the policies or the termination of the Agreement, we have the right to be repaid the total amount we advanced toward payment of premiums. To secure our right to be repaid, the Trust has assigned each policy to us as collateral. After repayment of the amount due to us, the remaining cash surrender value or the remaining death benefit is payable to the Trust, the beneficiaries of which are the wife and issue of Jack C. Bendheim.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS
Registration Rights Agreements
We are party to a registration rights agreement with BFI (the “BFI Registration Rights Agreement”) and a registration rights agreement with Mayflower (the “Mayflower Registration Rights Agreement,” and together with the BFI Registration Rights Agreements, the “Registration Rights Agreements”). The Registration Rights Agreements grant BFI and Mayflower, certain of their affiliates and certain of their transferees the right, under certain circumstances and subject to certain restrictions, to require us to register under the Securities Act shares of Class A common stock, including shares of Class A common stock received upon conversion of shares of Class B common stock.
Demand Registration.   At any time we are eligible to use Form S-3, BFI has the ability to require us to register shares of Class A common stock under the Securities Act and if we do not have an effective registration statement on Form S-3, BFI has the ability to require us to register shares of Class A common stock under the Securities Act as long as the anticipated aggregate offering price is at least $10,000,000. Beginning on the date that is six months following the completion of our IPO and ending on the date that is one year following the completion of our IPO, Mayflower has the ability to require us to effect one registration statement on Form S-1 to register its shares under the Securities Act (subject to the limitations described in the Mayflower Registration Rights Agreement). Additionally, beginning on the date that is one year following the completion of our IPO, Mayflower has the ability to require us to effect two registration statements to register its shares under the Securities Act; provided that (i) Mayflower only has the ability to require us to effect one registration statement if Mayflower has previously exercised its right to register its shares under the Securities Act in the period between the date that is six months following the completion of our IPO and one year following the completion of our IPO, (ii) if we are eligible to use Form S-3, we are permitted to register such shares on Form S-3 and (iii) each of clauses (i) and (ii) are subject to the limitations described in the Mayflower Registration Rights Agreement.
Piggyback Rights.   Both BFI and Mayflower have the ability to exercise certain piggyback registration rights in respect of shares of Class A Common Stock held by them in connection with registered offerings requested by other registration rights holders or initiated by us.
Employment Arrangements
Certain relatives of Jack C. Bendheim provided services to us as employees or consultants and received aggregate compensation and benefits of $1.8 million for the year ended June 30, 2014. The amounts primarily included Daniel Bendheim, Director and Executive Vice President, Corporate Strategy; Jonathan Bendheim, Vice President MACIE Region and General Manager, Phibro Israel; Etan Bendheim, Director of Strategy, Phibro Aquaculture; Dr. Zev Jacobson, Human Pharma Liaison; and Marvin Sussman, Consultant.
Indemnification Agreements
We have entered into indemnification agreements with each of our current Directors and executive officers. These agreements require us to indemnify these individuals to the fullest extent permitted under Delaware law against liabilities that may arise by reason of their service to us, and to advance expenses incurred as a result of any proceeding against them as to which they could be indemnified. We also intend to enter into indemnification agreements with our future Directors and executive officers.
Policies and Procedures With Respect to Related Party Transactions
Our policy with respect to the sale, lease or purchase of assets or property of any related party is that such transaction should be on terms that are no less favorable to us or our subsidiary, as the case may be, than those that could reasonably be obtainable at such time in a comparable arm’s length transaction from an unrelated third party. Our senior credit facility includes a similar restriction on us and our restricted subsidiaries with respect to the sale, purchase, exchange or lease of assets, property or services, subject to certain limitations as to the applicability thereof.
We have adopted written policies and procedures whereby our Audit Committee is responsible for reviewing and approving related party transactions and reviewing and investigating any potential conflicts of interest. In addition, our Code of Ethics and Code of Business Conduct requires that all of our employees and Directors inform the Company of any material transaction or relationship that comes to their attention that could reasonably be expected to create a conflict of interest. Further, at least annually, each Director and executive officer must complete a detailed questionnaire that asks questions about any business relationship that may give rise to a conflict of interest and all transactions in which we are involved and in which the executive officer, a Director or a related person has a direct or indirect material interest.
AUDIT COMMITTEE REPORT
The Audit Committee has reviewed and discussed with management Phibro’s audited financial statements. The Audit Committee has discussed with the independent registered public accounting firm the matters required to be discussed under the rules adopted by the Public Company Accounting Oversight Board (“PCAOB”). In addition, the Audit Committee has met with the independent registered public accounting firm, with and without management present, to discuss the overall scope of the independent registered public accounting firm’s audit, the results of its examinations and the overall quality of Phibro’s financial reporting.
The Audit Committee has received the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the PCAOB regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence and has discussed with the independent registered public accounting firm its independence.
Based on the review and discussions referred to above, the Audit Committee recommended to Phibro’s Board of Directors that Phibro’s audited financial statements be included in Phibro’s Annual Report on Form 10-K for the fiscal year ended June 30, 2014.
AUDIT COMMITTEE
E. Thomas Corcoran, Chair
Sam Gejdenson
Carol Wrenn
The foregoing Report of the Audit Committee shall not be deemed to be incorporated by reference into any filing of Phibro under the Securities Act of 1933 or the Exchange Act, except to the extent that Phibro specifically incorporates such information by reference in such filing and shall not otherwise be deemed “filed” under either the Securities Act or the Exchange Act or considered to be “soliciting material.”

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table shows information about the beneficial ownership of our Class A common stock and Class B common stock, as of August 30, 2014 by:
•
  each person known by us to beneficially own 5% or more of our outstanding Class A common stock or our outstanding Class B common stock;
•
  each of our Directors and executive officers; and
•
  all of our Directors and executive officers as a group.
The numbers listed below are based on 17, 442,953 shares of our Class A common stock outstanding as of August 30, 2014 and 21,512,275 shares of our Class B common stock outstanding as of August 30, 2014. The information provided in the table is based on our records, information filed with the SEC, and information provided to us, except where otherwise noted.

	Number of shares beneficially owned		Percentage of class owned		Percentage total equity interest(2)	Percentage total voting power(3)
Name and Address of Beneficial Owner(1)	Class A	Class B	Class A	Class B
5% Stockholders:
BFI Co., LLC(4)	—	21,512,275	—	100%	55.2%	92.5%
Mayflower Limited Partnership(5)	2,785,753	—	16.0%	—	7.2%	1.2%
Entities affiliated with FMR LLC(6)	3,127,000	—	17.9%	—	8.0%	1.3%
Wellington Management Company LLC(7)	2,010,290	—	11.5%	—	5.2%	*
Lazard Asset Management LLC(8)	1,057,255	—	6.1%	—	2.7%	*
Executive Officers and Directors(9):
Jack C. Bendheim(4)(10)	—	21,512,275	—	100%	55.2%	92.5%
Gerald K. Carlson(11)	309,400	—	*	—	*	*
Richard G. Johnson(12)	132,600	—	*	—	*	*
Daniel M. Bendheim(13)	79,560	—	*	—	*	*
Thomas G. Dagger(14)	44,200	—	*	—	*	*
Larry L. Miller(15)	552,500	—	1.4%	—	1.4%	*
David Storbeck	—	—	—	—	—	—
Dean Warras(16)	79,560	—	*	—	*	*
Daniel A. Welch(17)	44,200	—	*	—	*	*
E. Thomas Corcoran	5,000	—	*	—	*	*
Sam Gejdenson	—	—	—	—	—	—
Ken Hanau(5)	—	—	—	—	—	—
Mary Lou Malanoski	—	—	—	—	—	—
Carol A. Wrenn	1,000	—	*	—	*	*
Executive Officers and Directors as a Group (14 persons)(18)(19)	1,248,020	21,512,275	3.1%	100%	56.6%	92.5%

*
  Indicates less than 1%
(1)
  A “beneficial owner” of a security is determined in accordance with Rule 13d-3 of the Exchange Act and generally means any person who, directly or indirectly, through any contract, arrangement, understanding, relationship, or otherwise, has or shares:
•
  voting power which includes the power to vote, or to direct the voting of, such security; and/or

•
  investment power which includes the power to dispose, or to direct the disposition of, such security.
Unless otherwise indicated, each person named in the table above has sole voting and investment power, or shares voting and investment power with his spouse (as applicable), with respect to all shares of stock listed as owned by that person. Shares issuable upon the exercise of options exercisable on August 30, 2014 or within 60 days thereafter are considered outstanding and to be beneficially owned by the person holding such options for the purpose of computing such person’s percentage beneficial ownership, but are not deemed outstanding for the purposes of computing the percentage of beneficial ownership of any other person. The address of our executive officers is Phibro Animal Health Corporation, Glenpointe Centre East, 3rd Fl, 300 Frank W. Burr Blvd., Ste 21, Teaneck, NJ 07666-6712.
(2)
  Percentage total equity interest represents equity interests with respect to all shares of our Class A common stock and Class B common stock combined together as a single class. Holders of Class A common stock and Class B common stock are entitled to receive equally, on a per share basis, any dividends or distributions that may be declared by the Board of Directors on our shares of common stock. Any disparate dividend or distribution per share of Class A common stock or Class B common stock may only be declared by the Board of Directors if such disparate dividend or distribution is approved in advance by the affirmative vote of the Class A common stock and Class B common stock, each voting separately as a class.
(3)
  Percentage total voting power represents voting power with respect to all shares of our Class A common stock and Class B common stock, voting together as a single class. Each holder of Class B common stock is entitled to ten votes per share of Class B common stock and each holder of Class A common stock is entitled to one vote per share of Class A common stock on all matters submitted to our stockholders for a vote. The Class A common stock and Class B common stock vote together as a single class on all matters submitted to a vote of our stockholders, except as may otherwise be required by law. The Class B common stock is convertible at any time by the holder into shares of Class A common stock on a share-for-share basis upon written notice to the transfer agent.
(4)
  Includes 163,675 shares issued to BFI on August 1, 2014 pursuant to the automatic cashless exercise of a previously outstanding warrant. Mr. Jack C. Bendheim has sole authority to vote shares of our Class B common stock owned by BFI and, together with three of his adult children, is the manager of BFI with respect to the economic rights pertaining to shares of our Class B common stock owned by BFI. The address of BFI is c/o Jack C. Bendheim, Class A Manager, Phibro Animal Health Corporation, Glenpointe Centre East, 3rd Fl, 300 Frank W. Burr Blvd., Ste 21, Teaneck, NJ 07666-6712. The address of Mr. Bendheim is c/o Phibro Animal Health Corporation, Glenpointe Centre East, 3rd Fl, 300 Frank W. Burr Blvd., Ste 21, Teaneck, NJ 07666-6712.
(5)
  Investment and divestment decisions with respect to the shares held by Mayflower are made by the investment committee of 3i Investments plc, which is the manager of Mayflower. Simon Borrows, Alan Giddins, Menno Antal and Ian Lobley are the members of the investment committee primarily responsible for matters related to Mayflower’s investment in the Company. 3i Investments plc is an indirect wholly owned subsidiary of 3i Group plc, a public company listed on the London Stock Exchange. 3i Investments plc is advised by 3i Corporation, which is also an indirect wholly owned subsidiary of 3i Group plc. Mr. Hanau, who disclaims beneficial ownership of the shares held by Mayflower, is a member of the Board of Directors of 3i Corporation but is not a member of the investment committee of 3i Investments plc. However, Mr. Hanau does make recommendations to such investment committee members with respect to investment and dispositive decisions with respect to the shares. The address of Mayflower is 22 Grenville Street, St. Helier, JE4 8PX, Jersey. The business address of Mr. Hanau is c/o 3i Private Equity, 400 Madison Avenue — 9th floor, New York, NY 10017. Phibro and Mayflower are party the Mayflower Registration Rights Agreement.
(6)
  Based solely on a Schedule 13G filed with the SEC on May 12, 2014 by FMR LLC. FMR LLC beneficially owns 3,127,000 shares of Class A common. FMR LLC maintains sole voting power for 74,000 of the shares reported and sole dispositive power for 3,127,000 of the shares reported. The Schedule 13G indicated that Fidelity Low Priced Stock Fund and Fidelity Advisor Small Cap Fund,

investment companies registered under the Investment Company Act of 1940, had the power to direct the receipt of dividends from, or the proceeds from the sale of, the Class A common stock for 1,000,000 and 1,301,400 shares, respectively. FMR LCC lists its address as 245 Summer Street, Boston, MA 02210.
(7)
  Based solely on a Schedule 13G filed with the SEC on May 12, 2014 by Wellington Management Company, LLP. Wellington Management Company, LLP maintains shared voting power for 1,558,290 of the shares reported and shared dispositive power for 2,010,290 of the shares reported. Wellington Management Company, LLP lists its address as 280 Congress Street, Boston, MA 02210.
(8)
  Based solely on a Schedule 13G filed with the SEC in August 6, 2014 by Lazard Asset Management LLC. Lazard Asset Management LLC maintains sole voting power for 651,620 of the shares reported and sole dispositive power for 1,057,255 of the shares reported. Lazard Management LLC lists its address as 30 Rockefeller Plaza, New York, NY 10112.
(9)
  The address of each of our Executive Officers and Directors is c/o Phibro Animal Health Corporation, Glenpointe Centre East, 3rd Fl., 300 Frank W. Burr Boulevard, Suite 21, Teaneck, New Jersey 07666-6712.
(10)
  Includes 21,512,275 shares of Class B common stock held by BFI.
(11)
  Includes 309,400 shares of Class A common stock that can be acquired upon the exercise of outstanding options.
(12)
  Includes 132,600 shares of Class A common stock that can be acquired upon the exercise of outstanding options.
(13)
  Includes 79,560 shares of Class A common stock that can be acquired upon the exercise of outstanding options.
(14)
  Includes 44,200 shares of Class A common stock that can be acquired upon the exercise of outstanding options.
(15)
  Includes 552,500 shares of Class A common stock that can be acquired upon the exercise of outstanding options.
(16)
  Includes 79,560 shares of Class A common stock that can be acquired upon the exercise of outstanding options.
(17)
  Includes 44,200 shares of Class A common stock that can be acquired upon the exercise of outstanding options.
(18)
  Includes 1,242,020 shares of Class A common stock that can be acquired upon the exercise of outstanding options.
(19)
  Includes our current Directors (8 persons).

EQUITY COMPENSATION PLAN INFORMATION
The following table provides information as of June 30, 2014 with respect to the shares of our Class A common stock that may be issued under our existing equity compensation plans.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Equity compensation plans approved by security holders	—	—	—
Equity compensation plans not approved by security holders	1,498,380	$11.83	5,131,620
Total	1,498,380		5,131,620

STOCKHOLDERS PROPOSALS OR NOMINATIONS TO BE PRESENTED AT
NEXT ANNUAL MEETING
Pursuant to Rule 14a-8 under the Exchange Act of 1934, some stockholder proposals may be eligible for inclusion in our proxy statement for the 2015 annual meeting of stockholders. These stockholder proposals must be submitted, along with proof of ownership of our stock in accordance with Rule 14a-8(b)(2), to our Corporate Secretary at our principal executive offices no later than the close of business on May 27, 2015 which is 120 days before the one year anniversary of the first mailing of this proxy statement.
Our amended and restated bylaws also establish an advance notice procedure for stockholders who wish to present a proposal, including a nomination of a person for election the Board of Directors, before an annual meeting of stockholders but do not intend for the proposal to be included in our proxy statement. Our amended and restated bylaws provide that the only business that may be conducted at an annual meeting of stockholders is business that is a proper matter for stockholder action under Delaware law and must be (a) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors, (b) brought before the meeting by or at the direction of the Board of Directors or (c) otherwise properly brought before the meeting by a stockholder who (i) is a stockholder of record of Phibro (and, with respect to any beneficial owner, if different, on whose behalf such business is proposed or such nomination or nominations are made, only if such beneficial owner is the beneficial owner of shares of Phibro) both at the time of such stockholder delivers such notice to our Corporate Secretary and on the record date for the determination of stockholders entitled to vote at the annual meeting of stockholders, (ii) is entitled to vote at the meeting, and (iii) complies with the notice procedures set forth in our amended and restated bylaws. The relevant notice provisions in our amended and restated bylaws states that to be properly brought before an annual meeting by a stockholder, the stockholder must have given timely notice thereof in writing and in the form prescribed by our amended and restated bylaws to our Corporate Secretary at the principal executive offices of Phibro. To be timely, a stockholder’s notice must be delivered to or mailed and received at the principal executive offices of Phibro, not later than the close of business on the ninetieth (90th) day prior to the first anniversary of the preceding year’s annual meeting, which for purposes of the 2015 annual meeting shall be August 12, 2015, nor earlier than the close of business on the one hundred twentieth (120th) day prior to the first anniversary of the preceding year’s annual meeting which for purposes of the 2015 annual meeting shall be July 14, 2015 (which is the first business day after the date which is 120 days prior to the one year anniversary of the Annual Meeting).
In the event that we hold our 2015 annual meeting of stockholders more than 30 days before or more than 70 days after the one year anniversary of the Annual Meeting, notice by the stockholder must be so delivered not earlier than the close of business on the one hundred twentieth (120th) day prior to such annual meeting and not later than the close of business on the later of the ninetieth (90th) day prior to such annual meeting or the tenth (10th) day following the day on which public announcement of the date of such meeting is first made by us.

OTHER MATTERS
Section 16(a) Beneficial Ownership Reporting Compliance
Section 16(a) of the Exchange Act requires that our executive officers and Directors, and persons who own more than 10% of our common stock, file reports of ownership and changes of ownership with the SEC. Such Directors, executive officers and 10% stockholders are required by SEC regulation to furnish us with copies of all Section 16(a) forms they file.
SEC regulations require us to identify in this proxy statement anyone who filed a required report late during the most recent fiscal year. Based on our review of forms we received, or written representations from reporting persons stating that they were not required to file these forms, we believe that during our fiscal ended June 30, 2014, all Section 16(a) filing requirements were satisfied on a timely basis.
Fiscal Year 2014 Annual Report and SEC Filings
Our financial statements for our fiscal year ended June 30, 2014 are included in our Annual Report on Form 10-K, which we will make available to stockholders at the same time as this proxy statement. This proxy statement and our annual report are available from the SEC at its website at www.sec.gov. You may also obtain a copy of our annual report without charge by sending a written request to Phibro Animal Health Corporation, Attention: Investor Relations, Glenpointe Centre East, 3rd Floor, 300 Frank W. Burr Blvd, Ste. 21, Teaneck, NJ 07666.
*   *   *
The Board of Directors does not know of any other matters to be presented at the Annual Meeting. If any additional matters are properly presented at the Annual Meeting, the persons named in the enclosed proxy card will have discretion to vote the shares of our common stock they represent in accordance with their own judgment on such matters.
It is important that your shares of our common stock be represented at the Annual Meeting, regardless of the number of shares that you hold. You are, therefore, urged to execute and return, at your earliest convenience, the enclosed proxy card in the envelope that has also been provided.
THE BOARD OF DIRECTORS
Teaneck, New Jersey
September 24, 2014

ANNUAL MEETING OF STOCKHOLDERS OFPHIBRO ANIMAL HEALTH CORPORATIONNovember 10, 2014NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL:The Notice of Meeting, proxy statement and proxy cardare available at http://www.astproxyportal.com/ast/18918/Please sign, date and mailyour proxy card in theenvelope provided as soonas possible.Signature of Stockholder Date: Signature of Stockholder Date:Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give fulltitle as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.To change the address on your account, please check the box at right andindicate your new address in the address space above. Please note thatchanges to the registered name(s) on the account may not be submitted viathis method.1. Election of Class I Directors:O Daniel M. BendheimO Sam Gejdenson2. Ratification of the selection of PricewaterhouseCoopers LLP asthe Company's independent registered public accounting firm forthe fiscal year ending June 30, 2015TO INCLUDE ANY COMMENTS, USE THE COMMENTS BOX ON THE REVERSESIDE OF THIS CARDIMPORTANT NOTICEYOUR VOTE IS IMPORTANT. PLEASE SIGN, DATE AND RETURN YOUR PROXYAS SOON AS POSSIBLE. BY DOING SO, YOU MAY SAVE THE COMPANY THEEXPENSE OF ADDITIONAL SOLICITATION.FOR AGAINST ABSTAINFOR ALL NOMINEESWITHHOLD AUTHORITYFOR ALL NOMINEESFOR ALL EXCEPT(See instructions below)INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT”and fill in the circle next to each nominee you wish to withhold, as shown here:NOMINEES:THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR' THE CLASS I NOMINEES LISTED IN PROPOSAL 1 AND "FOR" PROPOSAL 2.PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE x--------------- Please detach along perforated line and mail in the envelope provided. ----------------20230000000000001000 9 111014MARK “X” HERE IF YOU PLAN TO ATTEND THE MEETING.GO GREENe-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxymaterial, statements and other eligible documents online, while reducing costs, clutter andpaper waste. Enroll today via www.amstock.com to enjoy online access.

1 14475 PHIBRO ANIMAL HEALTH CORPORATION Proxy Solicited on behalf of the Board of Directors for Annual Meeting of Stockholders The undersigned hereby appoint(s) Thomas G. Dagger and Richard G. Johnson, or any one of them, attorneys with full power of substitution and revocation to each, for and in the name of the undersigned with all the powers the undersigned would possess if personally present, to vote the shares of the undersigned in Phibro Animal Health Corporation as indicated on the proposals referred to on the reverse side hereof at the annual meeting of its stockholders to be held on November 10, 2014, and at any adjournment thereof, and in their or his discretion upon any other matter which may properly come before said meeting. If no specification is made with respect to any matter, all shares of stock covered by this proxy will be voted FOR that matter. (Continued and to be signed on the reverse side.) COMMENTS: